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                                                                    EXHIBIT 99.1


      [LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION]



         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


     We hereby consent to (i) the inclusion of our opinion letter, dated August 13, 1999, to the Board of Directors of AmSouth Bancorporation (the "Company") as Appendix E to the Joint Proxy Statement/Prospectus (the "Prospectus") of the Company and First American Corporation ("First American") relating to the merger between the Company and First American and (ii) all references to DLJ and our Opinion letter in the Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereafter.


                                                  DONALDSON, LUFKIN & JENRETTE
                                                  SECURITIES CORPORATION



                                                  By: /s/ Gerard L. Smith
                                                  ____________________________
                                                    Name: Gerard L. Smith
                                                    Title: Managing Director


New York, New York
August 13, 1999